Non-qualified Stock Option Agreement

This Incentive Stock Option Agreement (this “Agreement”) is made and entered into as of February 12, 2018 by and between (i) Q BioMed Inc. (the “Company”) and (ii) Rick Panicucci (the “Participant”).

Grant Date: Date of Agreement
Exercise Price per Share: $3.00
Number of Option Shares: 50,000
Expiration Date: Five years from the Grant Date

1.
Grant of Option.

1.1            Grant; Type of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the number of Option Shares set forth above, at the Exercise Price set forth above.

1.2 Consideration. The grant of the Option is compensation for the Participant agreeing to serve as a Director of the Company for the twelve months following the date of this Agreement (the “Term”).

2.
Exercise Period; Vesting.

2.1            Vesting Schedule. The Option will become vested and exercisable as follows: (i) 12,500 will become vested and exercisable on the three-month anniversary hereof, (ii) 12,500 will become vested and exercisable on the six-month anniversary hereof, (iii) 12,500 will become vested and exercisable on the nine-month anniversary and (iv) 12,500 will become vested and exercisable on the twelve-month anniversary hereof.

2.2            Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement.

2.3            Restriction on Exercise/Sale. The Participant agrees that if any Options hereunder are exercised within six months of vesting, the Participant shall not dispose of the shares underlying those Options within six months of the date that the Options vested and that the Company may place a restrictive legend to that effect on any certificates or book entry representing those underlying shares. The Participant further agrees that it shall not sell or otherwise transfer any Options granted hereunder (or the shares of common stock underlying such Options) within six months of such Option vesting.

3.
Termination of Directorship.

3.1            Termination for Reasons Other Than Disability. If (i) the Participant resigns his directorship during the Term for any reason other than disability of the Participant or (ii) the Participant is not re-elected by the shareholders of the Company by an action of the Company’s shareholders (whether by meeting or written consent) for which his election would be required to continue to serve as a Director, the Participant may exercise the vested portion of the Option, but only within three months following the date of such resignation, and all unvested Options shall terminate such that they never vest as of the date, as applicable, of such resignation or that such shareholder action becomes effective. “Disability” is defined as a physical or mental condition as a result of which the Participant is unable to perform the primary duties, responsibilities and functions of a member of the Company’s Board of Directors for a period of at least 90 days.

3.2            Termination by Removal. If the Participant is removed as a Director of the Corporation by an action of the Company’s shareholders (whether by meeting or written consent), the Options (whether vested or unvested) shall immediately terminate and cease to be exercisable.

3.3            Termination due to Disability. If the Participant resigns during the Term because he is no longer able to serve as a Director as a result of the Participant’s disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending the date 12 months following the termination of such resignation. All unvested portions shall terminate such that they never vest as of the date of such resignation.

3.4            Termination due to Death. If the Participant dies during the Term, the vested portion of the Option may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Participant’s death, but only within 12 months following the Participant’s death. All unvested portions shall terminate such that they never vest as of the date of the Participant’s death.

4.
Manner of Exercise.

4.1            Election to Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company a notice of intent to exercise (the “Exercise Notice”), which shall set forth, inter alia:

(a)
the Participant’s election to exercise the Option;

(b)
the number of shares of Common Stock being purchased;

(c)
any restrictions imposed on the shares; and

(d)
any representations, warranties and agreements regarding the Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.

If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

4.2            Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise to the extent permitted by applicable statutes and regulations, either:

(a)
in cash or by certified or bank check at the time the Option is exercised;

(b)
if the Company’s common stock is listed on a national securities exchange or the OTCQB, by reduction in the number of shares otherwise deliverable upon exercise of such Option with a Fair Market Value (which shall equal the average of the closing price for the five trading days prior to the date of the Exercise Notice) to the date of the equal to the aggregate Exercise Price at the time of exercise; or

(c)
by any combination of the foregoing methods; or

4.3            Withholding. Prior to the issuance of shares upon the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company.

4.4            Issuance of Shares. Provided that the Exercise Notice and payment are in form and substance satisfactory to the Company, the Company shall issue the shares of Common Stock registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative, and shall deliver certificates representing the shares with the appropriate legends affixed thereto.

5. No Right to Continued Employment; No Rights as Shareholder. This Agreement shall not confer upon the Participant any right to be retained in any position, as an Employee or Consultant of the Company. The Participant shall not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option prior to the date of exercise of the Option.

6. Transferability. The Option is not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

7. Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (”Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

8. Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

9. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the President of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

10. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of New York without regard to conflict of law principles. Any disagreements hereunder shall exclusively be brought in the state and federal courts located in New York County, New York. Each party submits to the jurisdiction of such courts.

11. Expense Reimbursement. The Company agrees to reimburse Mr. Panicucci for all reasonable expenses that he incurs solely as a result of his acting as a Director of the Company, provided that any expense (or series of related expenses) that exceeds $500 shall be approved by an executive officer of the Company prior to being incurred.

12. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of this Agreement shall be severable and enforceable to the extent permitted by law.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Q BIOMED INC.
By: /s/ William Rosenstadt Name: William Rosenstadt Title: Chief Legal Officer

RICK PANICUCCI
By: /s/ Rick Panicucci